FIRST AMENDMENT



         THIS FIRST AMENDMENT (the "Amendment"), to the Credit Agreement referred to below is entered into as of the 10th day of May, 1996, by and among TEXFI INDUSTRIES, INC., a corporation organized under the laws of Delaware (the "Borrower"), THE LENDERS signatory hereto (collectively, the "Lenders"), NATIONSBANK, N.A., a national banking association, as Agent, and NATIONSBANC COMMERCIAL CORPORATION, as Disbursing Agent (collectively, the "Agents").


                              STATEMENT OF PURPOSE

         The Borrower, the Lenders and the Agents are parties to a certain Credit Agreement dated as of March 15, 1996 (as amended hereby and as further amended or modified, the "Credit Agreement"), pursuant to which the Lenders have agreed to make, and have made, certain Loans to the Borrower. The Borrower, the Lenders and the Agents have agreed to amend the Credit Agreement upon the terms and conditions of this Amendment.

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:


I.       Amendments.

         1. Section 1.1. Section 1.1 is hereby amended by amending the definition of "CD Base Rate" to read as follows:

         CD Base Rate" means the secondary market rate of interest for certificates of deposit for a maturity equal to the Interest Period selected which appears on the Telerate page entitled "Daily Selected Money Market Rates from the Federal Reserve (currently, page 120) one Business Day prior to the commencement of the applicable Interest Period. If, for any reason, such rate is not available, then "CD Base Rate" shall mean the rate per annum at which, in the opinion of the Agent, the Agent can obtain funds in the national certificate of deposit market in the amount of $5,000,000 one Business Day prior to the commencement of the applicable Interest Period for a maturity equal to the Interest Period selected.

         2.       Section 2.2.

         (a) Section 2.2(b) is hereby amended by deleting clauses (i) - (iv) thereof in their entirety and inserting the following in lieu thereof:





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                           (i) The  Borrower  shall,  not later  than 11:00 a.m.
                  (Charlotte time) (1) at least one Business Day before each Base Rate Loan or CD Rate Loan and (2) at least three Business Days before each LIBOR Rate Loan, give the Agent irrevocable written notice in the form of a Notice of Revolving Credit
                  Loan  Borrowing  (or  telephonic   notice  of  such  requested
                  borrowing   promptly   confirmed  by  such   written   notice)
                  specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be with respect to LIBOR Rate Loans in the aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof and in the case of a CD Rate Loan in the aggregate principal amount of $500,000 or any whole multiple of $250,000 in excess thereof, (C) whether the Revolving Credit Loans are to be Fixed Rate Loans or Base Rate Loans and
                  (D) in the case of a Fixed Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day.

                           (ii) Upon receipt of each Notice of Revolving  Credit
                  Loan Borrowing, the Agent shall request the Disbursing Agent to calculate the Borrowing Base as of the date of such proposed borrowing, based on the information set forth in the then most current Borrowing Base Certificate furnished to the Disbursing Agent by the Borrower pursuant to Section 2.2 (c) and the Disbursing Agent's determination of the amount of Eligible Accounts and the Disbursing Agent shall determine the maximum amount of the Revolving Credit Loans to be made. If the requested Loan is to be a Base Rate Loan, the Agent shall, subject to Section 4.6, make the requested Loan on behalf of the Lenders, and each such advance shall be deemed an advance under and shall be evidenced by, the Revolving Credit Notes. Each Lender hereby assigns to the Agent a ratable portion of its respective Revolving Credit Note to the extent of the Agent's unpaid funding obligations and interest accruing with respect thereto as set forth in this Section 2.2(b) hereof outstanding from time to time. Such assignment shall be effective only to the extent of unpaid funding obligations and accrued interest thereon due and payable at any time to the Agent and shall in no event affect any commitment or other fees due the Lenders hereunder.





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                           If the requested Loan is a Fixed Rate Loan, the Agent
                  shall, on the date of receipt of the Notice of Revolving Credit Loan Borrowing, notify the Lenders of such request for a Fixed Rate Loan, and not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender will make available to the Agent, for the account of the Borrower, at the office of the Agent, such Lender's Commitment Percentage of the Fixed Rate Loans to be made on such borrowing date. Promptly after the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article
                  V,  the  Agent  will  (and  each  Lender  hereby   irrevocably
                  authorizes the Agent to) make such funds available to the Borrower. Subject to Section 4.6 hereof, the Agent shall not be obligated to disburse the proceeds of any Fixed Rate Loan requested pursuant to this Section 2.2 until each Lender shall have made available to the Agent its Commitment Percentage of such Fixed Rate Loan.

                           The Agent will settle with the Lenders by  accounting
                  for all sums advanced to the Borrower by the Agent (and not reimbursed by the Lenders) and the proceeds of all Factoring Credit Balances and other sums applied to the payment of such advances, such settlement and accounting to occur on (A) Tuesday of each week (or if any such Tuesday is not a Business Day, on the next succeeding Business Day) and (B) on such other date as the sum of all advances made by the Agent on behalf of the Lenders and not reimbursed by the Lenders or paid by the application of Factoring Credit Balances or other sums received by the Agent for application against such advances exceeds $5,000,000. The date of each such settlement and accounting is referred to herein as the "Settlement Date."

                           Not  later  than 2:00  p.m.  (Charlotte  time) on the
                  Settlement Date, each Lender shall fund its Commitment Percentage of the net amount of all advances by the Agent outstanding after giving effect to the requested borrowing, which amount shall thereafter be reflected on the books and records of the Agent as Revolving Credit Loans of the Lenders bearing interest at the Base Rate plus the Applicable Margin until repaid, the occurrence of a Default or such Base Rate Loans are converted to Fixed Rate Loans in accordance with
                  Section 4.2.

                           (iii) On each  Business  Day,  the  Disbursing  Agent
                  shall transfer via Federal wire transfer to the Agent the proceeds of all available Factoring



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                  Credit  Balances,  together  with all  other  sums held by the
                  Disbursing Agent, which sums shall upon receipt be applied by the Agent to the payment of first, all outstanding advances by the Agent to the Borrower on behalf of the Lenders, and then to the payment of all other Base Rate Loans then outstanding,
                  with  the  balance  to  be  retained  by  the  Agent   pending
                  application as provided in this Agreement.

                           (iv) Each  Lender  acknowledges  and agrees  that its
                  obligation to fund interim advances made by the Agent in accordance with the terms of this Section 2.2(b) is absolute and that the obligations of all the Lenders to fund is unconditional and shall not be affected by any circumstance whatsoever.

         (b) Section 2.2(d) is hereby amended by deleting the word "Disbursing" from the third sentence thereof.

         3. Section 2A5. Section 2A.5 is hereby amended by deleting the word "Disbursing" from the fourth sentence thereof.

         4. Section 3.4. Section 3.4(a) is hereby amended by deleting the word "Disbursing" from the first sentence thereof.

         5. Section 4.1. Section 4.1(a) is hereby amended by deleting the word "Atlanta" from the second sentence thereof and inserting in lieu thereof the word "Charlotte."

         6.       Section 4.2.      Section 4.2 is hereby amended by deleting
such Section in its entirety and inserting the following in lieu thereof:

         Provided that no Default or Event of Default has occurred and is then continuing, (a) the Borrower shall have the option to convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $3,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and in a principal amount equal to $500,000 or any whole multiple of $250,000 in excess thereof into one or more CD Rate Loans (b) upon the expiration of any Interest Period, the Borrower may, or pursuant to Section 4.1(d) shall, convert all or any portion of its outstanding Fixed Rate Loans into Base Rate Loans in a principal amount equal to $500,000 or any whole multiple of $250,000 in excess thereof or continue such Fixed Rate Loans as Fixed Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Agent irrevocable prior written notice in the form attached as Exhibit C (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days, in the event of



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         a  conversion  to or  continuation  as LIBOR  Rate  Loans,  and one (1)
         Business  Day,  in the event of a  conversion  to Base Rate Loans or CD
         Rate  Loans,   before  the  day  on  which  a  proposed  conversion  or
         continuation of such Loan is to be effective specifying (i) the Loans to be converted or continued, and, in the case of a Fixed Rate Loan to be converted or continued, the last day of the Interest Period therefor, (ii) the effective date of such conversion or continuation (which shall be a Business Day), (iii) the principal amount of such Loans to be converted or continued and (iv) the Interest Period to be applicable to such converted or continued Fixed Rate Loan. The Agent
         shall    promptly    notify   the    Lenders   of   such    Notice   of
         Conversion/Continuation. If, within the time period required under the terms of this Section 4.2, the Agent does not receive a Notice of Conversion/Continuation from the Borrower containing an election to continue Fixed Rate Loans for an additional Interest Period or to convert such Fixed Rate Loans, then, upon the expiration of the Interest Period therefor, such Loans will be automatically converted to Base Rate Loans.

         7. Section 4.4. Section 4.4 is hereby amended by deleting the word "Atlanta" from the first, second and third sentences thereof, by inserting the words "or Agent" after the words "Disbursing Agent" in line 4 thereof, and by deleting the word "Disbursing" from lines 6, 8, 15 and 18 thereof.

         8. Section 4.6. Section 4.6 is hereby amended by deleting the word "Disbursing" from the second, fourth, fifth and sixth sentences thereof, and by inserting the words "the Agent, from and after May ___, 1996" in the third sentence thereof after the words "on the Closing Date and."

         9.       Section 4.7.

         (a) Section 4.7(a) is hereby amended by deleting the word "Disbursing" from the first and second sentences thereof.

         (b) Section 4.7(b) is hereby amended by deleting the word "Disbursing" from the first sentence thereof.

         (c) Section 4.7(c) is hereby amended by deleting the word "Disbursing" from lines 5, 7, 12, 15 and 16 of the last paragraph thereof.

         10. Exhibits. Exhibit B-1 (Notice of Revolving Credit Loan Borrowing) and Exhibit C (Notice of Conversion/Continuation) to the Credit Agreement are hereby amended by deleting them in their entirety and substituting Schedules 1 and 2 hereto in lieu thereof.





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II.      Confirmation; Conditions to Effectiveness.

         1. Representations and Warranties. In order to induce the Lenders and the Agents to execute this Amendment, the Borrower hereby confirms that each representation and warranty made by it under the Loan Documents is true and correct as of the date hereof and that no Default or Event of Default has occurred and is continuing under the Credit Agreement. The Borrower hereby represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to its obligations under the Credit Agreement or any other Loan Document.

         2. Conditions to Effectiveness. This Amendment shall become effective upon completion of the following conditions to the satisfaction of the Agents:

         (a) receipt by the Agents of an originally executed copy of this Amendment; and

         (b) receipt by the Agents of any other document or instrument reasonably requested by it in connection with the execution of this Amendment.


III.     General Provisions.

         1. Limited Amendment. Except as expressly amended herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or (ii) to prejudice any other right or rights which the Agents or any Lender may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

         2. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         3. Definitions. All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit
Agreement.

         4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE
OF NORTH CAROLINA.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.


                                    BORROWER:

                                    TEXFI INDUSTRIES, INC.



                                    By:
                                       Name:
                                       Title:






                                    LENDERS:

                                    NATIONSBANK, N.A.



                                    By:
                                       Name:
                                       Title:




                                    MELLON BANK, N.A.



                                    By:
                                       Name:
                                       Title:




                                    THE FIRST NATIONAL BANK OF BOSTON



                                    By:
                                       Name:
                                       Title:






                                      - 7 -


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                                    CORESTATES BANK, N.A.



                                    By:
                                       Name:
                                       Title:




                                    FLEET BANK, NATIONAL ASSOCIATION



                                    By:
                                       Name:
                                       Title:




                                    NATIONAL BANK OF CANADA



                                    By:
                                       Name:
                                       Title:



                                    By:
                                       Name:
                                       Title:





                                    AGENT:

                                    NATIONSBANK, N.A.



                                    By:
                                       Name:
                                       Title:








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                                    DISBURSING AGENT:

                                    NATIONSBANC COMMERCIAL CORPORATION



                                    By:
                                       Name:
                                       Title:





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